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                              CONVEYANCE AGREEMENT

         This CONVEYANCE AGREEMENT ("Agreement"), dated as of September 30, 2003, is made and entered into by and among PRINT DATA CORP., a Delaware corporation (the "Company"), and NEW PRINT DATA CORP., a Delaware corporation and wholly-owned subsidiary of the Company ("NPD"). This Agreement is being entered into simultaneously with the Closing of that certain SHARE EXCHANGE AND REORGANIZATION AGREEMENT, dated as of September 8, 2003 (the "Atlantic Reorganization Agreement"), between the Company, ATLANTIC COMPONENTS LIMITED, a Hong Kong corporation ("Atlantic"), and Mr. Chung-Lun Yang.

         WHEREAS, prior to the closing of the Atlantic Reorganization Agreement, the Company's business operations consisted solely of being a full-service distributor of information supplies that services small-and-large-sized businesses and institutions (the "Information Supplies Business").

         WHEREAS, pursuant to the terms of the Atlantic Reorganization Agreement, the Company recently acquired all of the issued and outstanding shares of the capital stock of Atlantic;

         WHEREAS, pursuant to the terms of the Atlantic Reorganization Agreement, simultaneous with the closing of the Atlantic Reorganization Agreement, the Company is required to convey all of the Company's management and business operations related to its Information Supplies Business to NPD.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. The Company hereby coveys all of the Company's management and business operations related to its Information Supplies Business to NPD. This includes, but is not limited to: the goodwill of the Information Supplies Business; the lease of the premises where it is carried on; all personal property on or in or about such premises, including the stock-in-trade, fixtures and effects, books, accounts and records, book debts, accounts receivable and other debts, all inventory and supplies, all goods on order or in transit, all moneys, bills, notes, negotiable instruments, and securities for money, book and other debts and choses in action of the Information Supplies Business; all contracts to which the Information Supplies Business is entitled in relation to the Information Supplies Business; all books of account, papers and documents relating to the Information Supplies Business; and all merchandise, stock in trade, materials, supplies, machinery, tools, designs, patterns, patents, fixtures, office furniture and all other property, assets and effects of every nature and description owned and used in the Information Supplies Business. Additionally, NPD shall have the right to carry on the Information Supplies Business hereafter under the name of Print Data Corp.

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    2.   The Company and NPD shall as may be necessary make, publish, mail, file or record any or all notices, certificates or communications to or for creditors or others or for other purpose, in order to implement or in connection with the conveyance of the Information Supplies Business herein;

    3. In consideration for the conveyance of the Information Supplies Business from the Company to NPD, NPD agrees to (i) issue to the Company an aggregate of 999,999 shares of its authorized, but theretofore unissued shares of NPD common stock, par value $0.001 per share; and (ii) assumes all lawful debts and liabilities of the Company related to the Information Supplies Business or the operations of the Company on or prior to the date hereof and to indemnify the Company, and its successors and assigns against all actions, claims and demands related to the Information Supplies Business and such liabilities.

    4. The closing of this Agreement and the transactions contemplated herein shall occur upon the execution hereof and be simultaneous with the Closing of the Atlantic Reorganization Agreement as described above.

    5. Each party hereto agrees to take such further action and execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.


PRINT DATA CORP.


By:    /s/Chung-Lun Yang
   -------------------------------

Name:  Chung-Lun Yang
     -----------------------------

Title: Chief Executive Officer
      ----------------------------


NEW PRINT DATA CORP.


By:    /s/ Jeffrey I. Green
   -------------------------------

Name:  Jeffrey I. Green
     -----------------------------

Title: President
      ----------------------------